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                                                                    Exhibit 99.1

                                 [LETTERHEAD]


Contact: Bryan M. DeCordova
Executive Vice President --
Chief Financial Officer
(972) 409-1581


Christopher J. Holland
Vice President -- Finance
(972) 409-1667


NEWS RELEASE FOR IMMEDIATE RELEASE


                MICHAELS ANNOUNCES $200 MILLION DEBT ISSUANCE

IRVING, Texas - July 6, 2001 - Michaels Stores, Inc. (Nasdaq: MIKE) today announced that it has completed a private placement of $200 million of 9 1/4% Senior Notes due 2009 to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933.

     The Notes that have been offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.

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8000 BENT BRANCH DRIVE - IRVING, TEXAS 75063
972/409-1300